Exhibit 99.1

Matinas BioPharma Completes Private Placement of $8.0 Million

BEDMINSTER, NJ (September 13, 2016) (GLOBE NEWSWIRE) – Matinas BioPharma Holdings, Inc. (“Matinas BioPharma” or the “Company”) (OTCQB: MTNB), a clinical-stage biopharmaceutical company focused on identifying and developing safe and effective broad spectrum therapeutics for the treatment of serious and life-threatening infections, today announced the final closing of an $8.0 million private placement equity financing, which represents the full amount of the offering. The Company sold to accredited investors an aggregate of 1,600,000 Series A Preferred Shares at a purchase price of $5.00 per share.

The net proceeds to the Company from the offering were approximately $6.9 million. The net proceeds will be used for research and development activities, a new manufacturing facility and for working capital and general corporate purposes.

SternAegis Ventures, through Aegis Capital Corp., acted as the exclusive Placement Agent for the offering. Participants in the offering included members of the Board of Directors and management of the Company and affiliates of the Placement Agent.

The securities issued in the offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Such securities are therefore restricted in accordance with Rule 144 under the Securities Act.

This Press Release does not constitute an offer to sell or the solicitation of an offer to buy any security. The securities described herein have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

About Matinas BioPharma

Matinas BioPharma is a clinical-stage biopharmaceutical company focused on identifying and developing safe and effective broad spectrum therapeutics for the treatment of serious and life-threatening infections. The Company's proprietary, disruptive technology utilizes lipid-crystal nano-particle cochleates to nano-encapsulate existing drugs, making them safer, more tolerable, less toxic and orally bioavailable. The Company's lead drug candidate is MAT2203, an orally-administered, encochleated formulation of amphotericin B (a broad spectrum fungicidal agent). The Company has an open Investigational New Drug (IND) application for MAT2501, which is an orally-administered, encochleated formulation of amikacin (a broad spectrum aminoglycoside antibiotic agent) for acute bacterial infections, including non-tuberculous mycobacterium (NTM) and multi-drug resistant gram negative bacterial infections. In addition, the Company is exploring development and partnership options for MAT9001, a prescription-only omega-3 fatty acid-based composition under development for hypertriglyceridemia, which has shown superiority versus Vascepa® (icosapent ethyl) in reducing serum triglycerides, Total- and Non-HDL-Cholesterol, apolipoproteins and PCSK9 levels.

The Company's lead anti-infective product candidates, MAT2203 and MAT2501, position Matinas BioPharma to become a leader in the safe and effective delivery of anti-infective therapies utilizing its proprietary lipid-crystal nano-particle cochleate formulation technology. For more information, please visit www.matinasbiopharma.com and connect with the Company on Twitter, LinkedIn, Facebook, and Google+.

Forward Looking Statements: This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those relating to the expected use of proceeds from the offering, the Company’s cash flow and working capital needs and other statements that are predictive in nature, that depend upon or refer to future events or conditions. All statements other than statements of historical fact are statements that could be forward-looking statements. Forward-looking statements include words such as “expects,” “anticipates,” “intends,” “plans,“ “could,” “believes,” “estimates” and similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, our ability to obtain additional capital to meet our liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials of our product candidates; our ability to successfully complete research and further development and commercialization of our product candidates; the uncertainties inherent in clinical testing; the timing, cost and uncertainty of obtaining regulatory approvals; our ability to protect the Company's intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company's products; and the other factors listed under “Risk Factors” in our filings with the SEC, including Forms 10-K, 10-Q and 8-K. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this release. Except as may be required by law, the Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Matinas BioPharma’s product candidates are all in a development stage and are not available for sale or use.

Investor and Media Contact

Jenene Thomas

Investor Relations and Corporate Communications Advisor

Jenene Thomas Communications, LLC

Phone: +1 (908) 938-1475

Email: jthomas@matinasbiopharma.com

Source: Matinas BioPharma Holdings, Inc.